                                                  A            B
EUROPE                       ASIA                       ATTORNEYS AT LAW        NORTH AND
MIDDLE EAST                  PACIFIC                                            SOUTH AMERICA
---------------------------  ----------------                                   ---------------------------------------------
AMSTERDAM    MADRID          ALMATY                     805 THIRD AVENUE        BOGOTA          MEXICO CITY       SAN FRANCISCO
BAHRAIN      MILAN           BAKU                    NEW YORK, NEW YORK 10022   BRASILIA        MIAMI             SANTIAGO
BARCELONA    MOSCOW          BANGKOK                TELEPHONE (212) 751-5700    BUENOS AIRES    MONTERREY         SAO PAULO
BERLIN       MUNICH          BEIJING              CABLE ABOGADO . TELEX 62572   CARACAS         NEW YORK          TIJUANA
BRUSSELS     PARIS           HANOI                  FACSIMILE (212) 759-9133    CHICAGO         PALO ALTO         TORONTO
BUDAPEST     PRAGUE          HO CHI MINH CITY                                   DALLAS          RIO DE JANEIRO    VALENCIA
CAIRO        RIYADH          HONG KONG                                          HOUSTON         SAN DIEGO         WASHINGTON, D.C.
DUSSELDORF   ROME            HSINCHU                                            JUAREZ
FRANKFURT    ST. PETERSBURG  MANILA
GENEVA       STOCKHOLM       MELBOURNE
KIEV         WARSAW          SINGAPORE
LONDON       ZURICH          SYDNEY
                             TAIPEI
                             TOKYO






                                                          December 23, 2002


Merrill Lynch Mortgage Investors, Inc.
World Financial Center
North Tower, 10th Floor
250 Vesey Street
New York, New York 10281

                  Re:      Merrill Lynch Mortgage Investors, Inc.
                           Commercial Mortgage Pass-Through Certificates
                           ---------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel for Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the offering of various series (each, a "Series") of commercial mortgage pass-through certificates (the "Certificates") from time to time.

                  Each Series of Certificates is to be sold as described in the Registration Statement, in any amendment thereof, and in the prospectus and prospectus supplement relating to such Series of Certificates (the "Prospectus" and "Prospectus Supplement", respectively). In general, each Series of Certificates will be issued under a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Registrant, the master servicer, the special servicer, the trustee and any other relevant parties named therein. A form of Pooling and Servicing Agreement has been incorporated into the Registration Statement as Exhibit 4.1.

                  In acting on behalf of the Registrant, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; (e) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto; (f) that there is not any other agreement that modifies or supplements the agreements expressed in any other document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented and (g) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

                  In rendering this opinion, we have assumed that the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form incorporated into the Registration Statement as Exhibit 4.1 and that the transactions contemplated to occur with respect to each Series of Certificates under the Registration Statement, the related Prospectus, the related Prospectus Supplement and the related Pooling and Servicing Agreement in fact occur in accordance with the terms thereof. We have also assumed, with respect to each Series of Certificates, that:

                  (a) each party to the related Pooling and Servicing
             Agreement has the power and authority to enter into and perform all of such party's obligations thereunder, and

                  (b) when the related Pooling and Servicing Agreement has
             been duly authorized by all necessary action, executed and delivered by each party thereto, it will constitute the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

                  Based upon and subject to the foregoing, we are of the opinion that when

                  (i) the Registration Statement becomes effective,

                  (ii) the issuance and principal terms of a Series of
             Certificates have been duly authorized by all necessary action by the Registrant,

                  (iii) the Pooling and Servicing Agreement for such
             Certificates has been duly authorized by all necessary action, executed and delivered by each party thereto, and

                  (iv) such Certificates have been duly executed,
             authenticated and delivered in accordance with the terms and conditions of the related Pooling and Servicing Agreement and sold in the manner described in the Registration Statement, in any amendment thereof, and in the Prospectus and Prospectus Supplement relating thereto, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of the related Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the form of Prospectus included in the Registration Statement and in the Prospectus Supplement relating to each Series of Certificates with respect to which we act as counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of that term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                  We express no opinion as to any laws other than the laws of the State of New York and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                            Very truly yours,



                                            /s/ Baker & McKenzie